Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 8, 1996, on the financial statements of Cabodinamica TV Cabo Sao Paulo S.A. for the years ended December 31, 1994 and 1995, which appears on page 52 of United International Holdings, Inc. Form 10-K Annual Report for the year ended February 28, 1998.


/S/  PricewaterhouseCoopers
---------------------------
PricewaterhouseCoopers
Auditores-Independentes
Sao Paulo, Brazil
November 25, 1998